                                                                    EXHIBIT 1.1

                             _______________ SHARES

                             BERG ELECTRONICS CORP.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                               November ___, 1997



DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
         As representatives of the several U.S. Underwriters named in Schedule I hereto
         c/o Donaldson, Lufkin & Jenrette Securities Corporation
         277 Park Avenue
         New York, New York 10172

DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
         As representatives of the several International Managers named in Schedule II hereto
         c/o Donaldson, Lufkin & Jenrette International
         99 Bishopsgate
         London EC2M 3YH, England

Dear Sirs:

         The stockholders listed on Schedule III hereto (the "Selling Stockholders") propose to sell to the several Underwriters (as defined below) ___________ shares (the "Firm Shares") of common stock, $0.01 par value per share (the "Common Stock"), of Berg Electronics Corp., a Delaware corporation (the "Company"). It is understood that, subject to the conditions hereinafter stated, _________ Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and ________ Firm Shares (the "International Shares") will be sold to the several International Managers named in Schedule II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co., Inc., Credit Suisse First Boston Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Donaldson, Lufkin & Jenrette International, Bear, Stearns International Limited, Credit Suisse First Boston (Europe) Limited, Merrill Lynch International and Morgan Stanley & Co. International Limited shall act as representatives (the "International Representatives") of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters."

         Additionally, the Company proposes to sell to the several U.S. Underwriters not more than an additional __________ shares of Common Stock (the "Additional Shares"), if requested by the U.S. Underwriters as provided in
Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 including a prospectus relating to the Shares, which from time to time may be amended. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. The registration statement as amended at the time when it becomes effective, including any registration statement increasing the size of the offering filed pursuant to Rule 462(b) under the Act or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the "Registration Statement"; and the U.S. prospectus and the international prospectus (including any prospectus subject to completion meeting the requirements of Rule 434(b) under the Act provided by the Company with any term sheet meeting the requirements of Rule 434(b) as the prospectus provided to meet the requirements of Section 10(a) of the Act) in the respective forms first used to confirm sales of Shares are hereinafter referred to as the "Prospectus." The terms "supplement" and "amendment" or "amend" as used in this Agreement




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with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference in the Prospectus.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder agrees, severally and not jointly, to sell, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders at a price per Share of $_________ (the "Purchase Price"), the number of Firm Shares opposite the name of such Underwriter in Schedules I and II hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the U.S. Underwriters shall have the right to purchase, severally and not jointly, any or all of the Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The U.S. Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. The U.S. Representatives shall give any such notice on behalf of the U.S. Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof which date shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I bears to the total number of U.S. Firm Shares.

         The Company and the Selling Stockholders hereby agree, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and executive officers of the Company and
(ii) each additional stockholder listed on Annex I hereto, pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for shares of such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any shares of Common Stock, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. You hereby agree that you shall waive compliance with the restrictions contained in such agreements in the event any of the foregoing persons (i) makes a bona fide gift or gifts of shares of Common Stock or securities convertible into or exercisable or exchangeable for such Common Stock, provided that the recipient of any such shares or other securities granted or issued pursuant to this clause (i) agrees in writing to be bound





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
by the foregoing restrictions for the remainder of such 90-day period, or (ii) makes a distribution of such shares of Common Stock or securities convertible into or exercisable or exchangeable for such Common Stock to limited partners, beneficiaries or shareholders of such person, provided that the recipient of any such shares or other securities distributed or issued pursuant to this clause (ii) agrees in writing to be bound by the foregoing restrictions for the remainder of such 90-day period. Notwithstanding the foregoing, during such period, the Company (i) may grant stock options pursuant to the Company's existing stock option plan, (ii) may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iii) may issue shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock in connection with an acquisition or business combination; provided that the recipient of any such shares or other securities issued pursuant to this clause
(iii) agrees in writing to be bound by the foregoing restrictions for the remainder of such 90-day period.

         SECTION 3. Terms of Public Offering. The Company and the Selling Stockholders are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         Each U.S. Underwriter hereby makes to, with and for the benefit of, each of the Company and the Selling Stockholders the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of Section 4 of the Agreement Between U.S. Underwriters and International Managers (the "Intersyndicate Agreement") of even date herewith. Each International Manager hereby makes to, with and for the benefit of, each of the Company and the Selling Stockholders the representations and agreements of such International Manager contained in the second, third, fourth, fifth and tenth paragraphs of
Section 5 of the Intersyndicate Agreement.

         SECTION 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on November ___, 1997 (the "Closing Date"), at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at such place as the U.S. Representatives shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by the U.S. Representatives pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between the U.S. Representatives and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing





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
Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes on the Firm Shares duly paid by the Selling Stockholders and any transfer taxes on the Additional Shares, if applicable, duly paid by the Company, for the respective accounts of the several Underwriters, against payment to the Selling Stockholders or the Company, as the case may be, of the Purchase Price therefor by wire transfer of Federal or other funds immediately available to an account designated by the Selling Stockholders or the Company, as the case may be.

         SECTION 5. Agreements of the Company. The Company agrees with you:

                 (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

                 (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                 (c) To furnish you, without charge, six signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

                 (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.





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
                 (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

                 (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the reasonable opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                 (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be reasonably necessary in order to effect such registration or qualification.

                 (h) To mail and make generally available to the Company's stockholders as soon as reasonably practicable an earnings statement covering a twelve month period ending December 31, 1998 which shall satisfy the provisions of Section 11(a) of the Act.

                 (i) During the period of three years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.





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
                 (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                 (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filing fees in connection with clearance with the National Association of Securities Dealers, Inc. of the offering, (vi) the listing of the Additional Shares on the New York Stock Exchange (the "NYSE"), (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Company and the Selling Stockholders of their other obligations under this Agreement.

                 (l) To use its best efforts to list the Additional Shares on the NYSE and to maintain the listing of the Common Stock on the NYSE for a period of three years after the effective date of the Registration Statement.

                 (m) To use the net proceeds of the sale of the Additional Shares in substantially the manner set forth in the Prospectus.

                 (n) To use its commercially reasonable efforts to do and perform all things required or necessary to be done to satisfy all conditions precedent to the delivery of the Additional Shares.

         SECTION 6. Representations and Warranties of the Company and Berg. The Company and Berg Electronics Group, Inc., a Delaware corporation ("Berg"), jointly and severally represent and warrant to each Underwriter that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                 (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material





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respects with the Exchange Act, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially different from the prospectus included in the Registration Statement (exclusive of any information deemed a part thereof pursuant to Rule 434(d)).

                 (d) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each registration statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (e) Each of the Company and its Significant Subsidiaries (as defined in Rule 405 under the Act) has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (f) Except as otherwise disclosed in the Registration Statement, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries.

                 (g) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus and except as provided pursuant to that certain Amended and Restated Credit Agreement, dated as of August 7, 1997,





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
among the Company, Berg, The Chase Manhattan Bank, as Agent, and certain lenders named therein, all of the outstanding capital stock of each Significant Subsidiary (other than a subsidiary organized under the laws of the People's Republic of China) are owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                 (h) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Additional Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Additional Shares will not be subject to any preemptive or similar rights.

                 (i) The authorized capital stock of the Company, including the Common Stock, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                 (j) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, mortgage, lease or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except where any such violation or default would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (k) The execution, delivery and performance of this Agreement, compliance by the Company and Berg with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under the charter or by-laws of the Company or any of its subsidiaries or, except where a conflict or breach would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

                 (l) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                 (m) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                 (n) Each of the Company and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business except for such permits the absence of which could not reasonably be expected to result in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

                 (o) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, each of the Company and its subsidiaries has good and indefeasible title to all property and assets described in the Registration Statement as being owned by it, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable. All material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which could reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

                 (p) Each of the Company and its subsidiaries maintains reasonably adequate insurance.

                 (q) Arthur Andersen LLP is an independent public accountant with respect to the Company and its subsidiaries as required by the Act.

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                 (r)      The financial statements, together with related
schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the internal records of the Company and its subsidiaries.

                 (s) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (t) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company other than rights which have been exercised or effectively waived in connection with the offering of the Shares pursuant to this Agreement.

                 (u) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

         SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

                 (a) Subject to the distribution by each of HM/Berg Partners, L.P., HM/Connectors, L.P., HM/Berg/DB Partners, L.P., HM/Berg/TCL Partners, L.P. and HM/Berg/FC Partners, L.P. of all of the shares of Common Stock owned of record by each such entity prior to the Closing, such Selling Stockholder shall be the lawful owner of the Firm Shares to be sold by such Selling Stockholder pursuant to this Agreement, and on the Closing Date will have good and clear title to all Firm Shares to be sold on any such date, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                 (b) Upon delivery of and payment for such Firm Shares pursuant to this Agreement, good and clear title to such Firm Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                 (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Firm Shares in the manner provided herein. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability hereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (d) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                 (e) The execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any organizational documents of such Selling Stockholder, if applicable, or any material agreement, indenture or other instrument to which any Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder other than such violations or conflicts which would not, individually or in the aggregate, have an adverse effect on the transactions contemplated by this Agreement.

                 (f) The information in the Registration Statement under the caption "Principal and Selling Stockholders," which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (g) At any time during the period described in Section 5(e) hereof, if there is any change in the information referred to in Section 7(f) above, such Selling Stockholder will immediately notify you of such change.

         SECTION 8.       Indemnification.

                 (a) The Company and Berg jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company and Berg shall not be liable in any such case to the extent that any such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company or Berg by or on behalf of any Underwriter through you expressly for use therein; provided further that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or any person controlling such Underwriter from which the person asserting any such loss, claim, damage or liability purchased Shares if a copy of the Prospectus (as amended or supplemented if the Company or Berg shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Shares to such person and the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. The Company acknowledges and agrees that the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement or the Prospectus consists of the information set forth in the last paragraph of the front cover page of the Prospectus (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information in the third and fourteenth paragraphs under the caption "Underwriting" in the Prospectus.

                 (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such persons but only with reference to information included in, or omissions from, the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus made in reliance upon and in conformity with written information furnished to the Company or any Underwriter by such Selling Stockholder, directly or through such Selling Stockholder's representatives. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(b) shall be limited to an amount equal to the total proceeds (before deducting expenses) received by such Selling Stockholder from the Underwriters from the sale of the Firm Shares sold by such Selling Stockholder hereunder.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, Berg, their respective directors, the Company's officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company, Berg and the Selling Stockholders to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus.

                 (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to this Section 8 (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnified party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In any such case, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company, Berg and their respective directors, officers and control persons, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by their attorney-in-fact named on the signature page of this Agreement. No indemnifying party shall be liable for any settlement of any such action effected without the written consent of the indemnifying party, but if settled with the written consent of the indemnifying party, each indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 20 business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement (other than the payment of amounts being disputed in good faith) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not contain a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (e) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this
Section 8 is for any reason held to be wholly or partially unenforceable by an indemnified party although applicable in accordance with its terms, each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments subject to indemnification pursuant hereto (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders or Berg on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders, Berg and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders, Berg and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders, Berg and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, Berg or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders, Berg and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                 (f) Each Selling Stockholder hereby designates the Company, 101 South Hanley Road, St. Louis, Missouri 63105, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 12 hereof.

         SECTION 9. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares and the Additional Shares, if any, under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

                 (a) All the representations and warranties of the Company, the Selling Stockholders and Berg contained in this Agreement shall be true and correct on the Closing Date or the applicable Option Closing Date, as the case may be, with the same force and effect as if made on and as of the Closing Date or the applicable Option Closing Date, as the case may be.

                 (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of any registration statement filed pursuant to Rule 462(b) under the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date or the applicable Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                 (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus, (iv) on the Closing Date or the applicable Option Closing Date, as the case may be, you shall have received a certificate dated the Closing Date, signed by Timothy L. Conlon and David M. Sindelar, in their respective capacities as the President and Chief Operating Officer and Senior Vice President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b) and (c) of this Section 9 and (v) on the Closing Date, you shall have received a certificate dated the Closing Date signed by the Company as the attorney-in-fact for the Selling Stockholders (the "Attorney-in-Fact") in its capacity as such Attorney-in-Fact, confirming that the representations and warranties of the Selling Stockholders contained in this Agreement are true and correct as if made on and as of the Closing Date.

                 (d) You shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date or the applicable Option Closing Date, as the case may be, of Weil, Gotshal & Manges LLP, counsel for the Company and the Selling Stockholders, in the form attached hereto as Annex II.

                 (e) You shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of W. Thomas McGhee, Esq., Secretary and General Counsel of the Company, in the form attached hereto as Annex III.

         The opinions of Weil, Gotshal & Manges LLP and W. Thomas McGhee, Esq. that are described in Annexes II and III shall be rendered to you at the request of the Company, the Selling Stockholders and Berg, and shall so state therein.

                 (f) You shall have received on the Closing Date or the applicable Option Closing Date an opinion, dated the Closing Date or the applicable Option Closing Date, as the case may be, of Vinson & Elkins L.L.P., counsel for the Underwriters, as to the matters referred to in clauses (3) (except with respect to preemptive rights), (4) and (11) (but only with respect to the statements under the caption "Description of Capital Stock") of Annex
II. Such counsel shall further state that no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, on the date thereof or on the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included in the Registration Statement or Prospectus). In making such statement, such counsel may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                 (g) You shall have received a letter on and as of the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration

Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Arthur Andersen LLP on the date of this Agreement.

                 (h) The Company shall have delivered to you the agreements specified in the last paragraph of Section 2 hereof.

                 (i) The Company, Berg and the Selling Stockholders, as applicable, shall not have failed at or prior to the Closing Date or the applicable Option Closing Date, as the case may be, to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders at or prior to the Closing Date.

The several obligations of the U.S. Underwriters to purchase any Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the applicable Option Closing Date of such additional documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         SECTION 10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when oral notification of the effectiveness of the Registration Statement has been released by the Commission.

         This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company and the Selling Stockholders for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, any of you, the Company or the Selling Stockholders shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 11. Agreements of the Selling Stockholders. Each Selling Stockholder, severally but not jointly, agrees with you and the Company:

                 (a) To pay or to cause to be paid all transfer taxes with respect to the Firm Shares to be sold by such Selling Stockholder;

                 (b) To use their commercially reasonable efforts to do and perform all things required or necessary to be done to satisfy all conditions precedent to the delivery of the Firm Shares; and

                 (c) That the Attorney-in-Fact may make any and all amendments to this Agreement as the Attorney-in-Fact deems necessary or advisable.

         SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company or the Selling Stockholders, to Berg Electronics Corp., 101 South Hanley Road, St. Louis, Missouri 63105, Attention: David M. Sindelar and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders, Berg, any of their respective officers and directors, and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or the Selling Stockholders, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company, the Selling Stockholders or Berg to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, Berg, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company, Berg, the Selling Stockholders and the Underwriters.


                                  Very truly yours,

                                  BERG ELECTRONICS CORP.



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  BERG ELECTRONICS GROUP, INC.



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  THE SELLING STOCKHOLDERS NAMED IN SCHEDULE III HERETO, ACTING SEVERALLY


                                  By:      BERG ELECTRONICS CORP., Acting as
                                           Attorney-in-fact for such Selling
                                           Stockholders



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

         Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto

By:      DONALDSON, LUFKIN & JENRETTE
           SECURITIES CORPORATION


By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED

         Acting severally on behalf of themselves and the several International Managers named in Schedule II hereto

By:      DONALDSON, LUFKIN & JENRETTE INTERNATIONAL


By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

                                   SCHEDULE I


                                                                                        NUMBER OF SHARES
                                                                                         TO BE PURCHASED
                                                                                   ---------------------------
U.S. UNDERWRITERS
-----------------

Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . .
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .
Credit Suisse First Boston Corporation  . . . . . . . . . . . . . . . . . . .
Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . . . . . .
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . .



          Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                        =============

                                   SCHEDULE II

                                                                                        Number of Shares
                                                                                         to be Purchased
                                                                                   ---------------------------
INTERNATIONAL MANAGERS
----------------------

Donaldson, Lufkin & Jenrette International  . . . . . . . . . . . . . . . . .
Bear, Stearns International Limited . . . . . . . . . . . . . . . . . . . . .
Credit Suisse First Boston (Europe) Limited . . . . . . . . . . . . . . . . .
Merrill Lynch, Pierce, Fenner & Smith International   . . . . . . . . . . . .
Morgan Stanley & Co. International Limited  . . . . . . . . . . . . . . . . .



          Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                        =============

                                  SCHEDULE III


                                                                                        Number of Shares
                                                                                           to be Sold
                                                                                   ---------------------------
SELLING STOCKHOLDERS
--------------------
James N. Mills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Robert N. Mills . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
David M. Sindelar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CES Management Group, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .
Charles and Lynn Schusterman Family Foundation  . . . . . . . . . . . . . . .
CIGNA Property & Casualty Insurance Co. . . . . . . . . . . . . . . . . . . .
Electronic Data Systems Corp. . . . . . . . . . . . . . . . . . . . . . . . .
R.D. Hubbard  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Haroldson L. Hunt Jr. Trust Estate  . . . . . . . . . . . . . . . . . . . . .
Margaret Hunt Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . .
Hassie Hunt Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Lyda Hunt -- Margaret Trusts (Al G. Hill, Jr.)  . . . . . . . . . . . . . . .
Lamar Hunt Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . . .
Lone Star Liquidating Trust . . . . . . . . . . . . . . . . . . . . . . . . .
Lyda Hunt -- Lamar Trusts . . . . . . . . . . . . . . . . . . . . . . . . . .
Hunt Financial Group, LLC . . . . . . . . . . . . . . . . . . . . . . . . . .
Insurance Company of North America  . . . . . . . . . . . . . . . . . . . . .
Lily Holding Limited  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Missner Venture Partners II, L.P. . . . . . . . . . . . . . . . . . . . . . .
National Fidelity Life Insurance Company  . . . . . . . . . . . . . . . . . .
Schusterman/HM Investments  . . . . . . . . . . . . . . . . . . . . . . . . .
SGW Investments (U.S.A.), Inc.  . . . . . . . . . . . . . . . . . . . . . . .
Swiss American Corporation  . . . . . . . . . . . . . . . . . . . . . . . . .
The Combined Master Retirement Trust  . . . . . . . . . . . . . . . . . . . .
The Long-Term Credit Bank of Japan, Ltd.  . . . . . . . . . . . . . . . . . .
The Ohio National Life Insurance Co.  . . . . . . . . . . . . . . . . . . . .
The Prudential Insurance Company of America . . . . . . . . . . . . . . . . .
Transpac Ventures 1, Ltd. . . . . . . . . . . . . . . . . . . . . . . . . . .
Wand/HMC Investments L.P. . . . . . . . . . . . . . . . . . . . . . . . . . .
Wabash Life Insurance Company . . . . . . . . . . . . . . . . . . . . . . . .
William L. Farrell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Jeffrey Fronterhouse  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Larry Tibbetts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                     ANNEX I

                          REQUIRED STOCKHOLDER LOCK-UPS

American Airlines Fixed Benefit Plans
Larry S. Bacon
Timothy L. Conlon
General Electric Capital Corporation
Rendall E. Curran
Thomas O. Hicks
HM/Berg/DB Partners, L.P.
HM/Berg/FC Partners, L.P.
HM/Connectors, L.P.
HM/Berg/TCL Partners, L.P.
HM/Berg Partners, L.P.
W. Thomas McGhee
James N. Mills
Robert N. Mills
David M. Sindelar
Paul D. Stone
Charles W. Tate
The Charles W. Tate 1992 Trust
Richard W. Vieser
Kenneth F. Yontz

                                    ANNEX II

                     OPINION OF WEIL, GOTSHAL & MANGES LLP

                                [TO BE ATTACHED.]

                                   ANNEX III

                          OPINION OF W. THOMAS MCGHEE

                               [TO BE ATTACHED.]





                                      III-1